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                                                                      EXHIBIT 11

                VARIAN ASSOCIATES, INC. AND SUBSIDIARY COMPANIES
                COMPUTATION OF EARNINGS PER SHARE IN ACCORDANCE
                     WITH INTERPRETIVE RELEASE NO. 34-9083


(SHARES IN THOUSANDS)                                                1995          1994          1993
-------------------------------------------------------------      -------       -------       -------
Actual weighted average shares outstanding for the period (1)       33,648        34,391        35,372

Dilutive employee stock options (1)                                  1,554         1,285           920
                                                                   -------       -------       -------
Weighted average shares outstanding for the period (1)              35,202        35,676        36,292
                                                                   =======       =======       =======


(DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
-------------------------------------------------------------

Earnings from continuing operations                                $ 105.8       $  67.6       $  37.3

Earnings from discontinued operations                                 33.5          11.8           8.5
                                                                   -------       -------       -------
Earnings applicable to fully diluted earnings per share            $ 139.3       $  79.4       $  45.8
                                                                   =======       =======       =======


Earnings per share based on SEC interpretive release
  No. 34-9083:

   Earnings from continuing operations                             $  3.01       $  1.90       $  1.03
   Earnings from discontinued operations                              0.95          0.32          0.23
                                                                   -------       -------       -------
Earnings per share - Fully Diluted  (1) (2)                        $  3.96       $  2.22       $  1.26
                                                                   =======       =======       =======
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(1) Prior periods restated for two-for-one stock split effected in the form of a stock dividend in March 1994.

(2) There is no significant difference between fully diluted earnings per share and primary earnings per share.